Exhibit (11)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the inclusion in Post-Effective Amendment No. 22 to the Registration Statement of Conseco Series Trust (the "Trust") on Form N-1A (File No. 2-80455) of our report dated February 23, 1998, on our audit of the financial statements and financial highlights of the Trust, which report is included in the Annual Report to Shareholders for the year ended December 31, 1997, which is incorporated by reference in the Post-Effective Amendment to the Registration Statment. We also consent to the reference to our Firm under the caption "Independent Accountants."


/S/  COOPERS & LYBRAND
Indianapolis, Indiana
April 29, 1998